                                  Jody M. Walker
                                7841 South Garfield Way
                                 Littleton, Colorado 80122
                                 Telephone (303) 850-7637
                                 Facsimile (303) 220-9902

November    , 1998

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

Re:	OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN
THE REGISTRATION STATEMENT ON FORM SB-2 OF REDNECK FOODS, INC.

I am securities counsel for the above mentioned corporation and I have prepared the registration statement on Form SB-2. I hereby consent to the inclusion and reference to my name in the Registration Statement on Form SB-2 for Redneck Foods, Inc.

It is my opinion that the securities of Redneck Foods, Inc. and those which are registered with the Securities and Exchange Commission pursuant to Form SB-2 Registration Statement of Redneck Foods, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.

                                                          Yours very truly,



                                                         /s/   Jody M. Walker
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